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                                                                    Exhibit 99.5


                              (Greene County Logo)



Item (5)  -(continued)
  Account Title (Names on Account)                     Account Number

Item (9) - (continued)
List below all other orders submitted by you or your Associates (as defined) or by persons acting in concert with you.


  Account Title (Names on Account)                     Account Number


The term "associate," when used to indicate a relationship with any person., is defined to mean (i) a corporation or organization (other than Greene County Bancorp, Inc., Greene County Bancorp, MHC or Greene County Savings Bank) of which such person is a trustee, officer, or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar capacity, provided, however, that such term shall not include any tax qualified employee stock benefit plan of Greene County Bancorp, Inc., Greene County Bancorp, MHC or Greene County Savings Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a trustee or officer of Greene County Bancorp, Inc., Greene County Bancorp, MHC or Greene County Savings Bank.


                               CERTIFICATION FORM

         (This form must be dated and signed along with your dated and signed Stock Order Form on the reverse side.)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $1.00 PAR VALUE PER SHARE (THE "COMMON STOCK") OF GREENE COUNTY BANCORP, INC. (THE "COMPANY"), THE PROPOSED HOLDING COMPANY FOR GREENE COUNTY SAVINGS BANK (THE "BANK"), ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY THE COMPANY, THE BANK, OR THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of Common Stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation's New York State Director, Mr. ____, at (xxx) xxx-xxxx.

I further certify that, before purchasing shares of Common Stock of the Company, I received a copy of the Prospectus dated November XX, 1998 which discloses the nature of the shares of Common Stock being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 13 of the Prospectus:

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

          1.    Recent Market Volatility                                                                                 (page 13)
          2.    Reduced Return on Equity after the Reorganization                                                        (page 13)
          3.    Potential Effects of Changes in Interest Rates and the Current Market Environment                        (page 13)
          4.    The  Expenses  and  Dilutive  Effect  of the  Contribution  of  Shares  and Cash to the  Charitable
                Foundation                                                                                               (page 14)
          5.    Minority Ownership and Certain Anti-Takeover Provisions                                                  (page 14)
          6.    Dividend Waivers by the Mutual Company                                                                   (page 15)
          7.    Lending Risks Associated with Consumer, Commercial Business Lending and Commercial Real Estate           (page 15)
          8.    Strong Competition within the Bank's Market Area                                                         (page 15)
          9.    Intent to Remain Independent                                                                             (page 15)
         10.    Regulatory Oversight and Legislation                                                                     (page 15)
         11.    Uncertainty as to Future Growth Opportunities                                                            (page 16)
         12.    Absence of Market for Common Stock                                                                       (page 16)
         13.    Irrevocability of Orders; Potential Delay in Completion of Offerings                                     (page 16)
         14.    Expenses Associated with the ESOP and Stock Award Plan                                                   (page 16)
         15.    Dilutive Effect of Stock Award Plan and Stock Option Plan                                                (page 17)
         16.    Year 2000 Compliance                                                                                     (page 17)
         17.    Role of the Financial Advisors/Best Efforts Offering                                                     (page 17)
         18.    Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights                      (page 17)

Signing this Certification Form will not result in investors waiving their rights under the Securities Act of 1933.


Signature                  Date            Signature            Date



Name (please print)                        Name (please print)